CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 90 to the Registration Statement (Form N-1A, No. 002-52242) of Touchstone Investment Trust and to the use of our report dated November 11, 2004 on the September 30, 2004 financial statements of Touchstone Investment Trust, incorporated by reference therein.





                            /s/ ERNST & YOUNG LLP

Cincinnati, Ohio
January 28, 2005